KENNEDY, BARIS & LUNDY L.L.P.
                                ATTORNEYS AT LAW
                                    SUITE 300
                                4719 HAMPDEN LANE
                               BETHESDA, MD 20814
                                 (301) 654-6040
                               FAX: (301) 654-1733

     TEXAS OFFICE:                                 WASHINGTON, DC OFFICE:
      SUITE 1775                                        SEVENTH FLOOR
 112 EAST PECAN STREET                             1225 - 19TH STREET, NW
 SAN ANTONIO, TX 78205                              WASHINGTON, DC 20036
    (210) 228-9500                                     (202) 835-0313
  FAX: (210) 228-0781                                FAX: (202) 835-0319




                                  June 22, 1998

Board of Directors
Second National Financial Corporation
102 South Main Street
Culpeper, VA  22701

Gentlemen:

         As counsel to Virginia Heartland Bank ("VHB") we have participated in the preparation of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 533,716 shares of the common stock of Second National Financial Corporation ("SNFC") in connection with the proposed affiliation of VHB and SNFC.

         We hereby consent to the reference to our firm contained in such Registration Statement under the captions "Description of the Merger-Background of and Reasons for the Merger" and "Opinions."


                                                Very truly yours,


                                                By:   /s/ James I. Lundy, III
                                                -----------------------------
                                                James I. Lundy, III, Partner